Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Markel Corporation:

We consent to the incorporation by reference in the registration statements No. 333-223194 on Form S-3; No. 333-107661, No. 333-143393, No. 333-170047, No. 333-178051, No. 333-181419, No. 333-188294, No. 333-211414, and No. 333-211415 on Form S-8; and No. 333-185715 on Form S-4 of Markel Corporation of our reports dated February 28, 2019, with respect to the consolidated balance sheets of Markel Corporation and subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of income (loss) and comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of Markel Corporation.

/s/ KPMG LLP

Richmond, Virginia
February 28, 2019